As filed with the Securities and Exchange Commission on October 17, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBIA BANKING SYSTEM, INC.

(Exact names of registrant as specified in Its Charter)

Washington	91-1422237
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 “A” Street, Tacoma, Washington 98402-4200 (253) 305-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MELANIE J. DRESSEL

President and Chief Executive Officer

1301 “A” Street

Tacoma, Washington 98402-4200

(253) 305-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

STEPHEN M. KLEIN

WILLIAM E. BARTHOLDT

Graham & Dunn PC

Pier 70

2801 Alaskan Way, Suite 300

Seattle, Washington 98121

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed maximum offering price per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(3)
Common Stock, No Par Value per Share (4)
Preferred Stock, No Par Value per share (5)
Total	$100,000,000	100%	$100,000,000	$3,930.00

(1)	In no event will the aggregate initial offering price of all securities issued exceed $100,000,000.
(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933 (“Securities Act”).
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act.
(4)	Subject to note (1) above, we are registering an indeterminate number of shares of common stock as may be sold from time to time by us. We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of the preferred stock.
(5)	Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

PROSPECTUS

$100,000,000

COLUMBIA BANKING SYSTEM, INC

Common Stock

Preferred Stock

We may offer and sell, from time to time in one or more offerings and in amounts, at prices and on terms that will be determined at the time of any such offering, shares of our common stock, no par value per share and shares of our preferred stock, no par value per share.

Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our common stock or preferred stock without a prospectus supplement describing the method and terms of the offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you make your investment decision.

We may sell our shares on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page B-4. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our shares. If any agents, dealers or underwriters are involved in the sale of our shares, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our shares will also be set forth in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “COLB.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page B-1 of this prospectus, as well as in supplements to this prospectus.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Columbia,” the “Company,” “we,” “us,” “our” or similar references mean Columbia Banking System, Inc., and references to the “Bank” mean “Columbia Bank.”

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) incorporated into this prospectus by reference, before making an investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement, including information included or incorporated by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our reports and other documents filed with the SEC:

•	the risks associated with continued diversification of assets and potential adverse changes in credit quality;

•	increased delinquency rates;

•	competition from other financial services companies in our markets;

•	the risks presented by the current economic slowdown, which could adversely affect credit quality, collateral values and loan originations;

•	our ability to obtain applicable regulatory and shareholder approvals necessary to complete a pending acquisition and the ability to consummate that pending acquisition;

•	demand for banking products and services may decline;

•	legislative or regulatory changes that adversely affect our business; and

•	our success in managing risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in “Risk Factors” above, in our prospectus supplement and in our reports filed with the SEC. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The risks described in our other SEC filings and our prospectus supplement should be considered when reading any forward-looking statements in this document.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.

The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superceded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Annual Report on Form 10-K for the year ended December 31, 2007, filed March 7, 2008 (including those portions of our Proxy Statement on Schedule 14A relating to our 2008 Annual Meeting of Stockholders, which was filed on March 17, 2008, incorporated by reference therein) except Part I, Items 1 and 2, and Part II, Item 8;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, filed May 9, 2008; and the quarter ended June 30, 2008, filed August 7, 2008; and

•	Current Reports on Form 8-K filed January 11, 2008; January 25, 2008; April 2, 2008; April 24, 2008; July 9, 2008; July 11, 2008; July 24, 2008; September 12, 2008 and October 16, 2008.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

Columbia Banking System, Inc.

1301 “A” Street

Tacoma, Washington 98402-4200

(253) 305-1900

Attention: Cathleen Dent, Corporate Secretary

In addition, we maintain a corporate website, www.columbiabank.com. We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus and any prospectus supplement.

ABOUT COLUMBIA

Columbia Banking System, Inc., headquartered in Tacoma, Washington, is a regional bank holding company providing commercial banking services in Washington and Oregon, primarily along the Interstate 5 (North-South) corridor. We offer a wide range of banking products and services, including transaction and savings deposits, commercial, consumer and real estate loans, mortgage origination services, and retail brokerage services. We serve individuals, small to medium-sized businesses, community organizations and public entities.

Our wholly owned banking subsidiary, Columbia Bank, has banking offices located in the Tacoma metropolitan area and contiguous parts of the Puget Sound region of Washington State, as well as the Longview and Woodland communities in southwestern Washington State; the Bellingham community in northwestern Washington State; and in the Portland, Oregon area as well as the northern coast of Oregon.

With the 2007 acquisitions of Mountain Bank Holding Company and Town Center Bancorp and the 2008 internal merger of its subsidiary, Bank of Astoria, into Columbia Bank, Columbia has 55 banking offices in Pierce, King, Cowlitz, Kitsap, Thurston and Whatcom counties in Washington State, and Clackamas, Clatsop, Tillamook and Multnomah counties in Oregon. Included in Columbia Bank are former branches of Mt. Rainier National Bank, doing business as Mt. Rainier Bank, with five branches in King and Pierce counties in Washington State. Columbia Bank does business under the Bank of Astoria name at the Bank of Astoria’s former branches located in Astoria, Warrenton, Seaside and Cannon Beach in Clatsop County and in Manzanita in Tillamook County in Oregon.

As of June 30, 2008, we had total assets of approximately $3.17 billion, total net loans receivable and loans held for sale of approximately $2.23 billion, total deposits of approximately $2.39 billion and approximately $344 million in shareholders’ equity.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement. Until we use the proceeds for any purpose, we expect to invest them in interest bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby to one or more underwriters for public offering and sale by them and may also sell the securities directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have also reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions (a) at a fixed price; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices, or (d) at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Each prospectus supplement will indicate if an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and resell the securities at varying prices to be determined by the dealer; or if the underwriter has undertaken to sell the securities in a firm underwritten offering.

We will describe in the applicable prospectus supplement, the specific plan of distribution, any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933 (“Securities Act”), and to reimburse them for certain expenses.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with or perform services for us in the ordinary course of their business for which they receive compensation.

DESCRIPTION OF SECURITIES

We may offer shares of common stock and preferred stock under this prospectus. Our authorized capital stock consists of:

•	63,032,681 shares of common stock, no par value per share; and

•	2,000,000 shares of preferred stock, no par value per share.

As of September 30, 2008, there were 18,146,870 shares of our common stock issued and outstanding and 224,997 shares of our common stock issuable upon exercise of outstanding stock options under our stock option plans and approximately 71,065 shares of our common stock reserved for future issuance under our stock option plans and unvested shares of restricted stock. As of September 30, 2008, there were no shares of our preferred stock issued and outstanding.

The following section describes the material features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (“Articles of Incorporation”), Restated and Amended Bylaws (“Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to applicable Washington law.

Common Stock

The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of legally available funds, subject to preferences that may be applicable to any outstanding series of preferred stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends. The holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available therefor. Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over our common stock. Our ability to pay dividends basically depends on the amount of dividends paid to us by our subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Preferred Stock

Under our Articles of Incorporation, our Board of Directors has the authority to issue 2,000,000 shares of preferred stock in one or more series and to fix, determine or amend the relative rights and preferences of the shares of any series so established, within the limitations set forth in the Washington Business Corporation Act (“WBCA”), relating to the powers, designations, rights, preferences, and restrictions thereof, including, but not limited to:

•	dividend rights

•	conversion rights,

•	voting rights,

•	redemption terms,

•	liquidation preferences, and

•	the number of shares constituting each such series, without any further vote or action by our shareholders.

Antitakeover Effects of Certain Provisions in our Articles, Bylaws and Washington Law

Some provisions of our Articles of Incorporation, our Bylaws, and Washington law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization. As noted above, our Board of Directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of Columbia or make removal of management more difficult.

Articles of Incorporation Limitation on Business Combinations. Columbia’s Articles of Incorporation include certain provisions that could make more difficult the acquisition of Columbia by means of a tender offer, a proxy contest, merger or otherwise. These provisions include:(a) certain non-monetary factors that the Columbia Board of Directors may consider when evaluating a takeover offer, as described below, and (b) a requirement that any “Business Combination” (as defined in the Articles of Incorporation) be approved by the affirmative vote of no less than 66 2/3% of the total shares attributable to persons other than a “Control Person” (as defined in the Articles of Incorporation), unless certain conditions are met.

Columbia’s Articles of Incorporation allow the Columbia Board of Directors to consider non-monetary factors in evaluating certain takeover bids. Specifically, the Articles of Incorporation allow the Board of Directors, in determining what is in the best interests of Columbia and its shareholders, to consider all relevant factors, including, without limitation, the social and economic effects on its employees, customers, suppliers and other constituents of Columbia and its subsidiaries and on the communities in which Columbia and its subsidiaries operate or are located.

The requirement for “Super-Majority” approval of certain business transactions does not apply if the Columbia Board of Directors has approved the transaction or if certain other conditions concerning non discrimination among shareholders, receipt of fair value and the mailing of a proxy statement responsive to the requirements of the Exchange Act to Columbia’s public shareholders, are satisfied.

The matters described above may have the effect of lengthening the time required for a person to acquire control of Columbia through a tender offer, proxy contest, or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of Columbia. This could deprive Columbia’s shareholders of opportunities to realize a premium for their Columbia stock, even in circumstances where such action was favored by a majority of Columbia shareholders.

In addition to the provisions contained in Columbia’s Articles of Incorporation, Washington law also requires prior approval by a majority of the board of directors of a target company in certain acquisition transactions. Washington law prohibits corporations that have a class of voting stock registered under the Exchange Act, such as Columbia, from engaging in any “Significant Business Transaction” (defined to include mergers or consolidations, certain sales, termination of 5% or more of a corporation’s employees, sales of assets, liquidation or dissolution, and other specified transactions) for a period of five years after a person or group acquires 10% or more of a corporation’s outstanding voting stock, unless the acquisition is approved in advance by a majority vote of the board of directors, or, at or subsequent to the acquiring person or group’s acquisition of shares of the corporation, such Significant Business Transaction is approved by a majority vote of the target corporation’s board of directors and authorized by the affirmative vote of at least two-thirds of the corporation’s outstanding voting shares (except those beneficially owned or under voting control of the acquiring person).

Amendment of Articles of Incorporation and Bylaws. Under the WBCA, the Articles of Incorporation of Columbia, as a “public” company, may be amended upon the affirmative vote of the holders of a majority of Columbia’s outstanding voting stock. However, the provisions of Article 9 of Columbia’s Articles of Incorporation, relating to Business Combinations (as defined in the Articles of Incorporation), may not be amended or repealed without the affirmative vote of 66 2/3% of Columbia’s outstanding voting stock. The Columbia Board of Directors may make certain amendments, as listed in the WBCA, to the Articles of Incorporation without shareholder approval. The Columbia Board of Directors may, by a majority vote, amend or repeal Columbia’s Bylaws.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Graham & Dunn PC, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated October 15, 2008, and the effectiveness of the Company’s internal control over financial reporting incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K as of December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than the SEC registration fee, are estimated to be as follows:

Securities and Exchange Commission Registration Fee		$3,930.00
Fees and expenses of accountants	$	*
Fees and expenses of counsel	$	*
Stock exchange listing fees	$	*
Printing expenses	$	*
Transfer agent fees	$	*
Miscellaneous	$	*
Total		$3,930.00

*	Not presently known

Item 15.	Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the WBCA contain specific provisions relating to indemnification of directors and officers of Washington corporations. In general, the statute provides that (a) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (b) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided that when a director is liable to the corporation or was adjudged liable on the basis that the personal benefit was improperly received, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

The Articles of Incorporation of Columbia provide, among other things, for the indemnification of directors, and authorize the board of directors to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current of former director in connection with any personal legal liability incurred by the individual while acting for Columbia within the scope of his employment, and which was not the result of conduct finally adjudged to be “egregious” conduct. “Egregious” conduct is defined in the Articles of Incorporation as intentional misconduct, a knowing violation of law, conduct violating the WBCA, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which that person is not legally entitled. The Articles of Incorporation also include a provision that limits the liability of directors of Columbia from any personal liability to Columbia or its shareholders for monetary damages for conduct not found to have been egregious.

Columbia has entered into Indemnification Agreements with each of its directors. The Indemnification Agreements codify procedural mechanisms pursuant to which directors may enforce the indemnification rights that such directors are granted under Columbia’s Articles of Incorporation and the WBCA.

Item 16.	Exhibits

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation.(1)

4.2	Restated and Amended Bylaws.(2)

5	Opinion of Graham & Dunn PC regarding legality of securities.

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5).

23.2	Consent of Deloitte & Touche LLP, Columbia’s independent registered public accounting firm.

24	Power of Attorney (included on signature page to the Registration Statement).

*	To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.
(1)	Incorporated by reference to Exhibits 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. That:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 434(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington on October 14, 2008.

COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Melanie J. Dressel
Melanie J. Dressel President and Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Melanie J. Dressel and Gary R. Schminkey, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments, including any and all amendments to this Registration Statement, all post-effective amendments and any subsequent registration statement for the same offering which may be filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 14, 2008.

Signature and Title

/s/ Melanie J. Dressel
Melanie J. Dressel, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gary R. Schminkey
Gary R. Schminkey, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ William T. Weyerhauser
William T. Weyerhauser, Chairman of the Board and Director

/s/ Thomas M. Hulbert
Thomas M. Hulbert, Director

/s/ Daniel C. Regis
Daniel C. Regis, Director

/s/ Donald Rodman
Donald Rodman, Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation.(1)

4.2	Restated and Amended Bylaws.(2)

5	Opinion of Graham & Dunn PC regarding legality of securities.

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5).

23.2	Consent of Deloitte & Touche LLP, Columbia’s independent registered public accounting firm.

24	Power of Attorney (included on signature page to the Registration Statement).

*	To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.
(1)	Incorporated by reference to Exhibits 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007